Exhibit 10.4

AMENDMENT NO. 3

TO THE

KULICKE AND SOFFA INDUSTRIES, INC.

2009 EQUITY PLAN

WHEREAS, Kulicke and Soffa Industries, Inc. (the “Company”) maintains the Kulicke and Soffa Industries Inc. 2009 Equity Plan (the “Plan”);

WHEREAS, the Board of Directors (the “Board”) or the Management Development and Compensation Committee of the Board (the “Committee”) has the right to amend the Plan by written resolution;

WHEREAS, it is desired to amend the Plan with respect to the initial stock grant to nonemployee directors upon election to the Board of Directors;

NOW, THEREFORE, effective September 21, 2012, Section 7.6(b) of the Plan is hereby amended to read as follows:

(b) One-Time Grant. In addition to the quarterly grants to which a Nonemployee Director is entitled, as described in (a) above, upon his or her initial election to the Board, a Nonemployee Director shall receive a Stock Grant for the number of full Shares having a Fair Market Value on the date of his or her appointment to the Board equal to, or if not equal to, closest in value to without exceeding, $120,000 to vest in equal installments over a period of three years, one-third on each anniversary of the grant date.

IN WITNESS WHEREOF, Kulicke and Soffa Industries, Inc. has caused this Amendment to be duly executed this 21st day of September, 2012.

(SEAL)		KULICKE AND SOFFA INDUSTRIES, INC.

Attest:	/s/ LESTER A. WONG	By:	/s/ BRUNO GUILMART
	Lester A. Wong		Bruno Guilmart